Intrepid Announces Second Quarter 2021 Results

DENVER, August 2, 2021 - Intrepid Potash, Inc. (Intrepid) (NYSE:IPI) today reported its results for the second quarter of 2021.

Key Takeaways for Q2 2021

•As of June 30, 2021, Intrepid had $53 million in cash on hand and only $30 million of remaining debt which is outstanding on its revolving credit facility. Intrepid paid down its remaining $15 million of Senior Notes and received full forgiveness of its $10 million Paycheck Protection Program loan to achieve this cash positive position.
•Net income of $19.5 million, or $1.46 per share and adjusted net income(1) of $7.4 million, or $0.55 per share
•Gross margin of $14.2 million, an increase of $14.8 million compared to the second quarter of 2020
•Cash flow from operations of $32.3 million in Q2 2021, increasing first half 2021 cash flow from operations to $51.4 million
•Adjusted EBITDA(1) of $16.9 million

"Second quarter and first half results continued to benefit from strong commodity prices and rising potash and Trio® pricing and demand, leading to significant improvements in net income, gross margin and EBITDA compared to the prior year." said Bob Jornayvaz, Intrepid's Executive Chairman and CEO. "Since announcing another potash and Trio® price increase in June, the fertilizer market continued to move up with buyers eager to secure supply in a limited market. We began our HB production season this week and expect to start our Utah solar solution mining facilities in early September. We are well positioned to supply our customers when the fall season begins and have already received strong buyer interest in new orders for fourth quarter delivery. We have been thoughtful in waiting to accept orders as the market remains tight."

Jornayvaz continued, "Oilfield activity continues to improve in the Delaware Basin as growth in rig counts and frac crews led to increased produced water royalty and surface use agreement revenue in the second quarter. We opportunistically scheduled our water on our South Ranch in the second quarter in anticipation of higher margin jobs, which have materialized, in the second half of the year. We expect steady growth in our oilfield solutions segment over the next six months and into 2022."

Consolidated Results

We generated second quarter 2021 net income of $19.5 million, or $1.46 per share and adjusted net income of $7.4 million or $0.55 per share. Consolidated gross margin increased to $14.2 million compared to the prior year's gross deficit of $0.6 million. First half 2021 net income increased to $21.9 million, or $1.65 per share when compared to prior year period and adjusted net income was $9.8 million or $0.74 per share. Gross margin for the first half of 2021 increased to $23.3 million compared to prior year first half gross margin of $5.0 million. Adjusted net income and gross margin in both periods increased as improved fertilizer pricing, strong demand in agricultural markets, and increased byproduct sales drove improvements in the bottom line.

In May 2021, we sold 326 acres of land in Texas for $6.0 million and recognized a gain on the sale of the land of $2.8 million. We purchased this land in May 2019 for the development of a produced water disposal facility and had permitted two disposal wells on the property. In June 2021, we received notice that the Small Business Administration had remitted funds to our bank to fully repay our Paycheck Protection Program (PPP) loan and accrued interest. Accordingly, we recognized a gain of $10.1 million related to the forgiveness of the PPP loan and the associated accrued interest on the loan.

Segment Highlights

Potash

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands, except per ton data)
Sales	$37,693	$24,526	$81,270	$58,317
Gross margin	$10,131	$2,015	$18,803	$6,349

Potash sales volumes (in tons)	92	74	208	173
Potash production volumes (in tons)	51	4	164	140

Average potash net realized sales price per ton(1)	$319	$256	$300	$256

Potash segment gross margin increased $8.1 million and $12.5 million in the second quarter and first half of 2021, respectively, when compared to prior year periods, as rising prices, increased demand, and more product available to sell after a good 2020 evaporation season all drove improvements to the bottom line.

Potash sales in the second quarter increased 54% compared to the same period in 2020, due to a 24% increase in sales volume, a 25% increase in our average net realized sales price per ton, and a $1.8 million increase in byproduct sales. Agricultural sales volumes continued to benefit from strong commodity prices and our industrial potash sales increased slightly in the second quarter due to the economic rebound from the COVID-19 pandemic. Average net realized sales price per ton improved compared to the same periods in 2020 due to several price increases announced since the fourth quarter of 2020 and will continue to increase in the third quarter of 2021 as second quarter price increases begin to take effect.

Increased byproduct sales in the second quarter were driven by a $0.9 million increased in magnesium chloride sales as we had more product to sell in 2021 due to good evaporation during the summer of 2020. Byproduct water sales increased $0.4 million compared to the second quarter of 2020 as a higher percentage of our total water sales were sales of byproduct water.

First half potash production increased significantly compared to the prior year as above average evaporation during the summer of 2020 increased the product available in our solar ponds and extended our production season. Second quarter production also increased compared to the prior year as we made up for the reduced operating days and production rates during the first quarter of 2021.

Trio®

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands, except per ton data)
Sales	$26,924	$19,251	$50,619	$41,832
Gross margin (deficit)	$3,162	$(3,225)	$3,093	$(6,780)

Trio® sales volume (in tons)	75	64	145	140
Trio® production volume (in tons)	63	50	119	100

Average Trio® net realized sales price per ton(1)	$271	$208	$251	$200

Our Trio® segment generated a gross margin of $3.2 million and $3.1 million in the second quarter and first half of 2021, respectively, as recent price increases improved our average net realized sales price per ton nearly 30% in both periods.

Total sales increased 40% for the second quarter of 2021 compared to the prior year, due to the higher prices and a 17% increase in sales volumes. Tons sold increased as strong commodity prices and the economic rebound from the COVID-19 pandemic drove an increase in demand for Trio®. We announced a $35 per ton increase in Trio® price in June and expect to realize the majority of that increase in the third quarter of 2021.

Production volume increased 26% and 19% second quarter and first half of 2021, respectively, when compared to the prior year periods, as we converted more tons of work-in-process inventory to premium Trio®.

Oilfield Solutions

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands)
Sales	$3,331	$2,747	$7,584	$10,488
Gross margin	$906	$611	$1,411	$5,455

Oilfield solutions sales increased $0.6 million in the second quarter of 2021, compared to the same period in 2020, due to a $0.5 million increase in surface use, right-of way and easement revenues and a $0.3 increase in produced water royalties, partially offset by a $0.2 million decrease in water sales. First half sales decreased $2.9 million compared to the same period in 2020, due to a $3.6 million decrease in water sales, partially offset by a $0.6 million increase in produced water royalty revenues and a $0.2 million increase in surface use, right-of way and easement revenues. Water sales recorded in the oilfield solutions segment continued to lag prior year results due to the negative economic effects from the COVID-19 pandemic, although we continue to see growth in oilfield activity in the Delaware Basin and expect water sales will improve in the second half of 2021.

Gross margin for the second quarter increased $0.3 million compared to the prior year as improved activity in the oilfield led to increased revenues from our surface use agreements and produced water royalty. First half 2021 gross margin decreased compared to the prior year as first quarter 2020 water sales were not affected by the COVID-19 pandemic.

Paycheck Protection Program (PPP) Loan

In June 2021, we received notice that the Small Business Administration had remitted funds to our bank to fully repay our PPP loan and accrued interest. Accordingly, we recognized a gain of $10.1 million related to the forgiveness of the PPP loan and the associated accrued interest on the loan.

Senior Notes

In June 2021, we repaid the remaining $15.0 million of principal outstanding on our Series B Senior Notes due April 14, 2023 (the "Series B Senior Notes") and satisfied all obligations under the Amended and Restated Note Purchase Agreement, dated as of October 31, 2016, by and among the Company and each of the purchasers named therein (as amended, the

"Note Purchase Agreement"). In connection with this repayment, the Company paid in aggregate approximately $15.6 million, which consisted of (i) $15.0 million of remaining aggregate principal amount of Series B Senior Notes, (ii) approximately $0.1 million of accrued interest and (iii) a "make-whole" premium of $0.5 million. As a result of the repayment, the Note Purchase Agreement was terminated.

Liquidity

Cash provided by operations was $32.3 million during the second quarter of 2021 and $51.4 million for the first half of 2021. Cash used in investing activities decreased to $0.6 million for the first half of 2021, as $6.6 million spent on capital investments during 2021 was mostly offset by $6.0 million in proceeds from the sale of land discussed above.

As of August 2, 2021, we had approximately $36 million in cash and cash equivalents, $10 million outstanding under our revolving credit facility, and $64.0 million available to borrow under our revolving credit facility.

Notes

1 Adjusted net income (loss), adjusted earnings before interest, taxes, depreciation, and amortization (or adjusted EBITDA) and average net realized sales price per ton are non-GAAP financial measures. See the non-GAAP reconciliations set forth later in this press release for additional information.
Unless expressly stated otherwise or the context otherwise requires, references to tons in this press release refer to short tons. One short ton equals 2,000 pounds. One metric tonne, which many international competitors use, equals 1,000 kilograms or 2,204.62 pounds.

Conference Call Information

A teleconference to discuss the quarter is scheduled for August 3, 2021, at 12:00 p.m. ET. The dial-in number is 1-800-319-4610 for U.S. and Canada, and is +1-631-891-4304 for other countries. The call will also be streamed on the Intrepid website, intrepidpotash.com.

An audio recording of the conference call will be available at intrepidpotash.com and by dialing 1-800-319-6413 for U.S. and Canada, or +1-631-883-6842 for other countries. The replay will require the input of the conference identification number 7466.

About Intrepid

Intrepid is a diversified mineral company that delivers potassium, magnesium, sulfur, salt, and water products essential for customer success in agriculture, animal feed, and the oil and gas industry. Intrepid is the only U.S. producer of muriate of potash, which is applied as an essential nutrient for healthy crop development, utilized in several industrial applications, and used as an ingredient in animal feed. In addition, Intrepid produces a specialty fertilizer, Trio®, which delivers three key nutrients, potassium, magnesium, and sulfate, in a single particle. Intrepid also provides water, magnesium chloride, brine, and various oilfield products and services.

Intrepid serves diverse customers in markets where a logistical advantage exists and is a leader in the use of solar evaporation for potash production, resulting in lower cost and more environmentally friendly production. Intrepid's mineral production comes from three solar solution potash facilities and one conventional underground Trio® mine.

Intrepid routinely posts important information, including information about upcoming investor presentations and press releases, on its website under the Investor Relations tab. Investors and other interested parties are encouraged to enroll at intrepidpotash.com, to receive automatic email alerts for new postings.

Forward-looking Statements

This document contains forward-looking statements - that is, statements about future, not past, events. The forward-looking statements in this document relate to, among other things, statements about Intrepid's future financial performance, cash flow from operations expectations, water sales, production costs, acquisition expectations and operating plans, its market outlook, and the impact of the COVID-19 pandemic on the company. These statements are based on assumptions that Intrepid believes are reasonable. Forward-looking statements by their nature address matters that are uncertain. The particular uncertainties that could cause Intrepid's actual results to be materially different from its forward-looking statements include the following:

•changes in the price, demand, or supply of Intrepid's products and services;
•challenges to Intrepid's water rights;
•Intrepid's ability to successfully identify and implement any opportunities to grow its business whether through expanded sales of water, Trio®, byproducts, and other non-potassium related products or other revenue diversification activities;
•the costs of, and Intrepid's ability to successfully execute, any strategic projects;
•declines or changes in agricultural production or fertilizer application rates;
•declines in the use of potassium-related products or water by oil and gas companies in their drilling operations;
•Intrepid's ability to prevail in outstanding legal proceedings against it;
•Intrepid's ability to comply with the terms of its revolving credit facility, including the underlying covenants, to avoid a default under the agreement;
•further write-downs of the carrying value of assets, including inventories;
•circumstances that disrupt or limit production, including operational difficulties or variances, geological or geotechnical variances, equipment failures, environmental hazards, and other unexpected events or problems;
•changes in reserve estimates;
•currency fluctuations;
•adverse changes in economic conditions or credit markets;

•the impact of governmental regulations, including environmental and mining regulations, the enforcement of those regulations, and governmental policy changes;
•adverse weather events, including events affecting precipitation and evaporation rates at Intrepid's solar solution mines;
•increased labor costs or difficulties in hiring and retaining qualified employees and contractors, including workers with mining, mineral processing, or construction expertise;
•changes in the prices of raw materials, including chemicals, natural gas, and power;
•Intrepid's ability to obtain and maintain any necessary governmental permits or leases relating to current or future operations;
•interruptions in rail or truck transportation services, or fluctuations in the costs of these services;
•Intrepid's inability to fund necessary capital investments;
•the impact of the COVID-19 pandemic on Intrepid's business, operations, liquidity, financial condition, and results of operations; and
•the other risks, uncertainties, and assumptions described in Intrepid's periodic filings with the Securities and Exchange Commission, including in "Risk Factors" in Intrepid's Annual Report on Form 10-K for the year ended December 31, 2020, as updated by subsequent Quarterly Reports on Form 10-Q.

In addition, new risks emerge from time to time. It is not possible for Intrepid to predict all risks that may cause actual results to differ materially from those contained in any forward-looking statements Intrepid may make.

All information in this document speaks as of the date of this release. New information or events after that date may cause our forward-looking statements in this document to change. We undertake no duty to update or revise publicly any forward-looking statements to conform the statements to actual results or to reflect new information or future events.

Contact:
Matt Preston, Vice President - Finance
Phone: 303-996-3048
Email: matt.preston@intrepidpotash.com

INTREPID POTASH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021 AND 2020
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Sales	$67,888	$46,450	$139,351	$110,434
Less:
Freight costs	10,115	8,735	22,193	20,595
Warehousing and handling costs	2,378	2,065	5,010	4,969
Cost of goods sold	41,196	34,008	88,841	77,055
Lower of cost or net realizable value inventory adjustments	—	2,241	—	2,791
Gross Margin (Deficit)	14,199	(599)	23,307	5,024

Selling and administrative	6,612	6,673	12,403	13,272
Accretion of asset retirement obligation	441	434	882	869
Litigation settlement	—	—	—	10,075
(Gain) loss on sale of assets	(2,567)	234	(2,565)	(4,462)
Other operating (income) expense	(583)	269	(577)	258
Operating Income (Loss)	10,296	(8,209)	13,164	(14,988)

Other Income (Expense)
Interest expense, net	(918)	(635)	(1,344)	(1,427)
Interest income	—	—	—	116
Other income	8	(28)	17	(12)
Gain on extinguishment of debt	10,113	—	10,113	—
Income (Loss) Before Income Taxes	19,499	(8,872)	21,950	(16,311)

Income Tax Benefit	—	—	—	42
Net Income (Loss)	$19,499	$(8,872)	$21,950	$(16,269)

Weighted Average Shares Outstanding:
Basic	13,089	12,979	13,071	12,968
Diluted	13,338	12,979	13,335	12,968
Earnings Per Share:
Basic	$1.49	$(0.68)	$1.68	$(1.25)
Diluted	$1.46	$(0.68)	$1.65	$(1.25)

INTREPID POTASH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
AS OF JUNE 30, 2021 AND DECEMBER 31, 2020
(In thousands, except share and per share amounts)

	June 30,	December 31,
	2021	2020
ASSETS
Cash and cash equivalents	$53,250	$19,515
Accounts receivable:
Trade, net	23,029	22,795
Other receivables, net	2,470	1,577
Inventory, net	74,760	88,673
Prepaid expenses and other current assets	2,854	3,228
Total current assets	156,363	135,788

Property, plant, equipment, and mineral properties, net	341,984	355,497
Water rights	19,184	19,184
Long-term parts inventory, net	29,044	28,900
Other assets, net	10,545	10,819
Total Assets	$557,120	$550,188

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$7,206	$7,278
Accrued liabilities	15,015	12,701
Accrued employee compensation and benefits	8,664	4,422
Current portion of long-term debt, net	—	10,000
Other current liabilities	34,812	32,816
Total current liabilities	65,697	67,217

Advances on credit facility	29,817	29,817
Long-term debt, net	—	14,926
Asset retirement obligation	24,780	23,872
Operating lease liabilities	1,413	2,136
Other non-current liabilities	878	961
Total Liabilities	122,585	138,929

Commitments and Contingencies
Common stock, $0.001 par value; 40,000,000 shares authorized;
13,121,087 and 13,049,820 shares outstanding
at June 30, 2021, and December 31, 2020, respectively	13	13
Additional paid-in capital	658,163	656,837
Accumulated deficit	(223,641)	(245,591)
Total Stockholders' Equity	434,535	411,259
Total Liabilities and Stockholders' Equity	$557,120	$550,188

INTREPID POTASH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021 AND 2020
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cash Flows from Operating Activities:
Net income (loss)	$19,499	$(8,872)	$21,950	$(16,269)
Adjustments to reconcile net income to net cash provided by operating activities:
Allowance for doubtful accounts	—	—	—	275
Depreciation, depletion and amortization	8,598	8,043	18,079	17,629
Accretion of asset retirement obligation	441	434	882	869
Amortization of deferred financing costs	126	75	194	161
Amortization of intangible assets	81	81	161	161
Stock-based compensation	765	963	1,655	1,995
Litigation settlement	—	(10,075)	—	—
Lower of cost or net realizable value inventory adjustments	—	2,241	—	2,791
(Gain) loss on disposal of assets	(2,567)	234	(2,565)	(4,462)
Allowance for parts inventory obsolescence	—	492	—	492
Other	—	(116)	—	(116)
Gain on extinguishment of debt	(10,113)	—	(10,113)	—
Changes in operating assets and liabilities:
Trade accounts receivable, net	13,868	12,606	(235)	4,218
Other receivables, net	(173)	(427)	(893)	(735)
Inventory, net	4,474	3,885	13,767	8,861
Prepaid expenses and other current assets	137	573	495	1,430
Accounts payable, accrued liabilities, and accrued employee compensation and benefits	(1,955)	(6,591)	6,023	1,528
Operating lease liabilities	(536)	(498)	(1,061)	(1,050)
Other liabilities	(318)	5,729	3,097	5,770
Net cash provided by operating activities	32,327	8,777	51,436	23,548

Cash Flows from Investing Activities:
Additions to property, plant, equipment, mineral properties and other assets	(4,266)	(4,935)	(6,626)	(10,645)
Long-term investment	—	(3,500)	—	(3,500)
Proceeds from sale of assets	5,995	—	6,042	4,786
Net cash provided by (used in) investing activities	1,729	(8,435)	(584)	(9,359)

Cash Flows from Financing Activities:
Debt prepayment costs	(503)	—	(505)	—
Repayments of long-term debt	(14,978)	(20,000)	(15,000)	(20,000)
Payments of financing lease	(1,151)	—	(1,258)	—
Proceeds from short-term borrowings on credit facility	—	—	—	10,000
Capitalized debt fees	—	(36)	—	(36)
Employee tax withholding paid for restricted stock upon vesting	(176)	(125)	(380)	(174)
Proceeds from loan under CARES Act	—	10,000	—	10,000
Proceeds from exercise of stock options	8	—	51	—
Net cash used in financing activities	(16,800)	(10,161)	(17,092)	(210)

Net Change in Cash, Cash Equivalents and Restricted Cash	17,256	(9,819)	33,760	13,979
Cash, Cash Equivalents and Restricted Cash, beginning of period	36,688	45,037	20,184	21,239
Cash, Cash Equivalents and Restricted Cash, end of period	$53,944	$35,218	$53,944	$35,218

INTREPID POTASH, INC.
UNAUDITED NON-GAAP RECONCILIATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021 AND 2020
(In thousands, except per share amounts)

To supplement Intrepid's consolidated financial statements, which are prepared and presented in accordance with GAAP, Intrepid uses several non-GAAP financial measures to monitor and evaluate its performance. These non-GAAP financial measures include adjusted net income (loss), adjusted net income (loss) per diluted share, adjusted EBITDA, and average net realized sales price per ton. These non-GAAP financial measures should not be considered in isolation, or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, because the presentation of these non-GAAP financial measures varies among companies, these non-GAAP financial measures may not be comparable to similarly titled measures used by other companies.

Intrepid believes these non-GAAP financial measures provide useful information to investors for analysis of its business. Intrepid uses these non-GAAP financial measures as one of its tools in comparing period-over-period performance on a consistent basis and when planning, forecasting, and analyzing future periods. Intrepid believes these non-GAAP financial measures are used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the potash mining industry. Many investors use the published research reports of these professional research analysts and others in making investment decisions.

INTREPID POTASH, INC.
UNAUDITED NON-GAAP RECONCILIATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021 AND 2020
(In thousands, except per share amounts)

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Diluted Share

Adjusted net income (loss) and adjusted net income (loss) per diluted share are calculated as net income (loss) or income (loss) per diluted share adjusted for certain items that impact the comparability of results from period to period, as set forth in the reconciliation below. Intrepid considers these non-GAAP financial measures to be useful because they allow for period-to-period comparisons of its operating results excluding items that Intrepid believes are not indicative of its fundamental ongoing operations.

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands)
Net Income (Loss)	$19,499	$(8,872)	$21,950	$(16,269)
Adjustments
Litigation Settlement	—	—	—	10,075
(Gain) loss on sale of assets	(2,567)	234	(2,565)	(4,462)
Gain on extinguishment of debt	(10,113)	—	(10,113)	—
Write-off of deferred financing fees	60	—	60	—
Make-whole payment	503	—	505	—
Total adjustments	(12,117)	234	(12,113)	5,613
Adjusted Net Income (Loss)	$7,382	$(8,638)	$9,837	$(10,656)

Reconciliation of Net Income (Loss) per Share to Adjusted Net Income (Loss) per Share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net Income (Loss) Per Diluted Share	$1.46	$(0.68)	$1.65	$(1.25)
Adjustments
Litigation Settlement	—	—	—	0.78
(Gain) loss on sale of assets	(0.19)	0.02	(0.19)	(0.34)
Gain on extinguishment of debt	(0.76)	—	(0.76)	—
Write-off of deferred financing fees	—	—	—	—
Make-whole payment	0.04	—	0.04	—
Total adjustments	(0.91)	0.02	(0.91)	0.44
Adjusted Net Income (Loss) Per Diluted Share	$0.55	$(0.66)	$0.74	$(0.81)

INTREPID POTASH, INC.
UNAUDITED NON-GAAP RECONCILIATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021 AND 2020
(In thousands, except per share amounts)

Adjusted EBITDA

Adjusted earnings before interest, taxes, depreciation, and amortization (or adjusted EBITDA) is calculated as net income (loss) adjusted for certain items that impact the comparability of results from period to period, as set forth in the reconciliation below. Intrepid considers adjusted EBITDA to be useful, and believe it to be useful for investors, because the measure reflects Intrepid's operating performance before the effects of certain non-cash items and other items that Intrepid believes are not indicative of its core operations. Intrepid uses adjusted EBITDA to assess operating performance.

Reconciliation of Net Income (Loss) to Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands)
Net Income (Loss)	$19,499	$(8,872)	$21,950	$(16,269)
Litigation settlement	—	—	—	10,075
(Gain) loss on sale of assets	(2,567)	234	(2,565)	(4,462)
Gain on extinguishment of debt	(10,113)	—	(10,113)	—
Interest expense	918	635	1,344	1,427
Income tax benefit	—	—	—	(42)
Depreciation, depletion, and amortization	8,598	8,043	18,079	17,629
Amortization of intangible assets	81	81	161	161
Accretion of asset retirement obligation	441	434	882	869
Total adjustments	(2,642)	9,427	7,788	25,657
Adjusted EBITDA	$16,857	$555	$29,738	$9,388

INTREPID POTASH, INC.
UNAUDITED NON-GAAP RECONCILIATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021 AND 2020
(In thousands, except per share amounts)

Average Potash and Trio® Net Realized Sales Price per Ton

Average net realized sales price per ton for potash is calculated as potash segment sales less potash segment byproduct sales and potash freight costs and then dividing that difference by the number of tons of potash sold in the period. Likewise, average net realized sales price per ton for Trio® is calculated as Trio® segment sales less Trio® segment byproduct sales and Trio® freight costs and then dividing that difference by Trio® tons sold. Intrepid considers average net realized sales price per ton to be useful, and believe it to be useful for investors, because it shows Intrepid's potash and Trio® average per ton pricing without the effect of certain transportation and delivery costs. When Intrepid arranges transportation and delivery for a customer, it includes in revenue and in freight costs the costs associated with transportation and delivery. However, some of Intrepid's customers arrange for and pay their own transportation and delivery costs, in which case these costs are not included in Intrepid's revenue and freight costs. Intrepid uses average net realized sales price per ton as a key performance indicator to analyze potash and Trio® sales and price trends.

Reconciliation of Sales to Average Net Realized Sales Price per Ton:

	Three Months Ended June 30,
	2021		2020
(in thousands, except per ton amounts)	Potash	Trio®	Potash	Trio®
Total Segment Sales	$37,693	$26,924	$24,526	$19,251
Less: Segment byproduct sales	4,812	584	2,977	419
Freight costs	3,486	6,037	2,600	5,523
Subtotal	$29,395	$20,303	$18,949	$13,309

Divided by:
Tons sold	92	75	74	64
Average net realized sales price per ton	$319	$271	$256	$208

	Six Months Ended June 30,
	2021		2020
(in thousands, except per ton amounts)	Potash	Trio®	Potash	Trio®
Total Segment Sales	$81,270	$50,619	$58,317	$41,832
Less: Segment byproduct sales	10,595	1,764	6,950	1,799
Freight costs	8,295	12,477	7,140	12,057
Subtotal	$62,380	$36,378	$44,227	$27,976

Divided by:
Tons sold	208	145	173	140
Average net realized sales price per ton	$300	$251	$256	$200

INTREPID POTASH, INC.
DISAGGREGATION OF REVENUE AND SEGMENT DATA (UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021 AND 2020
(In thousands)

	Three Months Ended June 30, 2021
Product	Potash Segment	Trio® Segment	Oilfield Solutions Segment	Intersegment Eliminations	Total
Potash	$32,881	$—	$—	$(60)	$32,821
Trio®	—	26,340	—	—	26,340
Water	520	514	1,783	—	2,817
Salt	2,008	70	—	—	2,078
Magnesium Chloride	1,880	—	—	—	1,880
Brine Water	404	—	229	—	633
Other	—	—	1,319	—	1,319
Total Revenue	$37,693	$26,924	$3,331	$(60)	$67,888

	Six Months Ended June 30, 2021
Product	Potash Segment	Trio® Segment	Oilfield Solutions Segment	Intersegment Eliminations	Total
Potash	$70,675	$—	$—	$(122)	$70,553
Trio®	—	48,855	—	—	48,855
Water	1,679	1,498	5,125	—	8,302
Salt	4,047	266	—	—	4,313
Magnesium Chloride	3,908	—	—	—	3,908
Brine Water	961	—	434	—	1,395
Other	—	—	2,025	—	2,025
Total Revenue	$81,270	$50,619	$7,584	$(122)	$139,351

INTREPID POTASH, INC.
DISAGGREGATION OF REVENUE AND SEGMENT DATA (UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021 AND 2020
(In thousands)

	Three Months Ended June 30, 2020
Product	Potash Segment	Trio® Segment	Oilfield Solutions Segment	Intersegment Eliminations	Total
Potash	$21,549	$—	$—	$(74)	$21,475
Trio®	—	18,832	—	—	18,832
Water	112	404	2,029	—	2,545
Salt	1,701	15	—	—	1,716
Magnesium Chloride	952	—	—	—	952
Brine Water	212	—	161	—	373
Other	—	—	557	—	557
Total Revenue	$24,526	$19,251	$2,747	$(74)	$46,450

	Six Months Ended June 30, 2020
Product	Potash Segment	Trio® Segment	Oilfield Solutions Segment	Intersegment Eliminations	Total
Potash	$51,367	$—	$—	$(203)	$51,164
Trio®	—	40,033	—	—	40,033
Water	695	1,651	8,690	—	11,036
Salt	3,797	148	—	—	3,945
Magnesium Chloride	1,711	—	—	—	1,711
Brine Water	747	—	192	—	939
Other	—	—	1,606	—	1,606
Total Revenue	$58,317	$41,832	$10,488	$(203)	$110,434

Three Months Ended June 30, 2021	Potash	Trio®	Oilfield Solutions	Other	Consolidated
Sales	$37,693	$26,924	$3,331	$(60)	$67,888
Less: Freight costs	4,138	6,037	—	(60)	10,115
Warehousing and handling costs	1,306	1,072	—	—	2,378
Cost of goods sold	22,118	16,653	2,425	—	41,196
Gross Margin	$10,131	$3,162	$906	$—	$14,199
Depreciation, depletion, and amortization incurred[1]	$6,460	$1,376	$700	$143	$8,679

Six Months Ended June 30, 2021	Potash	Trio®	Oilfield Solutions	Other	Consolidated
Sales	$81,270	$50,619	$7,584	$(122)	$139,351
Less: Freight costs	9,838	12,477	—	(122)	22,193
Warehousing and handling costs	2,762	2,248	—	—	5,010
Cost of goods sold	49,867	32,801	6,173	—	88,841
Gross Margin	$18,803	$3,093	$1,411	$—	$23,307
Depreciation, depletion, and amortization incurred[1]	$13,637	$2,883	$1,388	$332	$18,240

INTREPID POTASH, INC.
DISAGGREGATION OF REVENUE AND SEGMENT DATA (UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021 AND 2020
(In thousands)

Three Months Ended June 30, 2020	Potash	Trio®	Oilfield Solutions	Other	Consolidated
Sales	$24,526	$19,251	$2,747	$(74)	$46,450
Less: Freight costs	3,286	5,523	—	(74)	8,735
Warehousing and handling costs	1,204	861	—	—	2,065
Cost of goods sold	17,650	14,222	2,136	—	34,008
Lower of cost or net realizable value inventory adjustments	371	1,870	—	—	2,241
Gross Margin (Deficit)	$2,015	$(3,225)	$611	$—	$(599)
Depreciation, depletion, and amortization incurred[1]	$5,742	$1,516	$657	$209	$8,124

Six Months Ended June 30, 2020	Potash	Trio®	Oilfield Solutions	Other	Consolidated
Sales	$58,317	$41,832	$10,488	$(203)	$110,434
Less: Freight costs	8,727	12,071	—	(203)	20,595
Warehousing and handling costs	2,500	2,469	—	—	4,969
Cost of goods sold	40,370	31,652	5,033	—	77,055
Lower of cost or net realizable value inventory adjustments	371	2,420	—	—	2,791
Gross Margin (Deficit)	$6,349	$(6,780)	$5,455	$—	$5,024
Depreciation, depletion and amortization incurred[1]	$13,054	$3,025	$1,289	$422	$17,790
(1) Depreciation, depletion, and amortization incurred for potash and Trio® excludes depreciation, depletion, and amortization amounts absorbed in or relieved from inventory.